UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2009

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2009, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Omnicell, Inc. (the “Company”), the Committee approved the 2009 annualized base salaries for the Company’s executive officers as set forth below.  The annualized base salaries are effective April 1, 2009 until January 1, 2010.  The 2009 annualized base salaries for Messrs. Lipps, Seim and Drew represent approximately a 10% decrease from each of their respective 2008 annualized base salaries.  The 2009 annualized base salaries for Messrs. Johnston, Choma and Ngo remain the same as each of their respective 2008 annualized base salaries.  In addition, on February 4, 2009, the Committee granted long-term equity compensation awards to the Company’s executive officers in the amounts set forth below.

		2009		Long-Term Equity Compensation
Name	Title	Annualized Base Salary		Stock Option Grants(2)		Restricted Stock Units
Randall A. Lipps	Chairman, President and Chief Executive Officer	$407,000	(1)	146,250		24,375
Robin G. Seim	Vice President, Finance and Chief Financial Officer	$233,000	(1)	62,250		10,375
J. Christopher Drew	Senior Vice President, Field Operations	$272,000	(1)	62,250		10,375
Dan S. Johnston	Vice President and General Counsel	$239,000		34,875		5,813
John G. Choma	Vice President, OD, Learning and Performance	$189,000		15,750		2,625
Nhat Ngo(3)	Vice President, Strategy and Business Development	$240,000		3,750		625
Marga Ortigas-Wedekind	Vice President, Marketing	$240,000		60,000	(4)	—

(1)        Unless otherwise determined by the Committee, the annual base salaries for Messrs. Lipps, Seim and Drew will automatically revert to their respective 2008 annual base salaries on January 1, 2010.

(2)        The exercise price of each of the stock option grants is equal to closing price of the Company’s common stock on the date of grant as reported on The NASDAQ Global Market, which was $7.94.

(3)        Mr. Ngo was appointed as Vice President, Strategy and Business Development on November 3, 2008.  Mr. Ngo received an initial equity award in the form of a stock option grant and restricted stock unit grant on November 5, 2008 in connection with his employment.

(4)        Ms. Ortigas-Wedekind was appointed as Vice President, Marketing of the Company on January 12, 2009.  The stock option grant represents Ms. Ortigas-Wedekind’s initial equity award in connection with her employment.  The award vests as to 25% of the shares subject to the grant on the first anniversary of the vesting commencement date of the grant, her hire date of January 12, 2009,  with the remainder of the shares subject to the grant vesting in equal monthly installments over the following thirty-six months.

Except otherwise stated above with respect to Ms. Ortigas-Wedekind’s stock option grant, the shares subject to each of the stock option grants vest in equal monthly installments over a period of four years from the vesting commencement date of the grant, January 1, 2009.  The restricted sock unit awards vest on a semi-annual basis over a period of four years from the vesting commencement date of the grant, January 1, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d)                               Exhibits.

Exhibit Number	Description
10.1	2009 Executive Officer Annual Base Salaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: February 9, 2009	By:
/s/ Dan S. Johnston
Dan S. Johnston,
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	2009 Executive Officer Annual Base Salaries